UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2018

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the Company’s Annual Meeting of Shareholders held on May 2, 2018, shareholders voted on three proposals and cast their votes as follows:

1)	All ten directors were elected to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified based upon the following votes:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Mary K. Brainerd	302,037,007	299,808	583,837	34,528,797
Srikant M. Datar, Ph.D.	298,384,216	3,915,100	621,336	34,528,797
Roch Doliveux, DVM	300,578,344	1,702,306	640,002	34,528,797
Louise L. Francesconi	299,179,882	2,687,892	1,052,878	34,528,797
Allan C. Golston	298,465,283	3,859,304	596,065	34,528,797
Kevin A. Lobo	297,611,507	4,633,088	676,057	34,528,797
Sherilyn S. McCoy	301,952,683	395,746	572,223	34,528,797
Andrew K. Silvernail	297,969,898	4,367,544	583,210	34,528,797
Ronda E. Stryker	280,451,910	22,012,454	456,288	34,528,797
Rajeev Suri	301,760,673	560,728	599,251	34,528,797

2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 was ratified based upon the following votes:

Shares
For	Against	Abstain
325,347,638	11,445,991	655,820

3)	The advisory vote on the resolution relating to compensation of our named executive officers was approved based upon the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
290,130,614	11,668,732	1,121,306	34,528,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date:	May 4, 2018	/s/ GLENN S. BOEHNLEIN
Glenn S. Boehnlein
Vice President, Chief Financial Officer